Filed Pursuant to Rule 424(i)
Registration No. 333-280624
PROSPECTUS SUPPLEMENT PURSUANT TO RULE 424(i)
FOR FISCAL YEAR ENDING December 31, 2025
(to Prospectus dated August 21, 2024)
Invesco CurrencyShares® Japanese Yen Trust
(the "Trust")
This prospectus supplement filed pursuant to Rule 424(i) of the Securities Act of 1933, as amended (the “Securities Act”), sets forth the registration fee due under Rule 456(d) of the Securities Act for the fiscal year ended December 31, 2025. The calculation of the registration fee is included in an exhibit hereto.